                            MILLENNIUM CHEMICALS INC.
                       EXECUTIVE LONG TERM INCENTIVE PLAN







                              Amended and Restated
                                January 26, 2001

                                TABLE OF CONTENTS

                                                                          Page
Article 1          PURPOSE..................................................1

Article 2          DEFINITIONS..............................................1

Article 3          ELIGIBILITY AND PARTICIPATION............................6

Article 4          TARGET AWARDS............................................7

Article 5          ACCOUNT..................................................7

Article 6          EVA'r'-BASED AWARD.......................................7

        6.1   EVA'r'Target Award............................................7

        6.2   Performance Goals.............................................7

        6.3   Establishment of Requirements.................................7

        6.4   Committee Certification.......................................7

        6.5   EVA'r'-based Award............................................8

        6.6   Allocation of EVA'r'-based Award..............................8

        6.7   General Requirement of Employment at Year End.................8

        6.8   Dividends.....................................................8

        6.9   Forfeited Shares..............................................9

        6.10  Vesting.......................................................9

        6.11  Distribution..................................................9

Article 7          TSR-BASED AWARD..........................................9

        7.1   Allocation of TSR-based Award.................................9

        7.2   General Requirement of Employment at Year End.................9

        7.3   Vesting.......................................................9

        7.4   Committee Certification......................................10

        7.5   Distribution.................................................10

Article 8          TERMINATION OF EMPLOYMENT...............................10

        8.1   Termination of Employment....................................10

        8.2   Certain Former Participants..................................11

Article 9          CHANGE IN CONTROL.......................................11

Article 10         MANDATORY DEFERRALS.....................................11

Article 11         ADJUSTMENTS.............................................12

                                TABLE OF CONTENTS
                                  (continued)

                                                                          Page

Article 12         ADMINISTRATION..........................................12

        12.1  Responsibility...............................................12

        12.2  Delegation of Authority......................................12

        12.3  Determinations and Interpretations by the Committee..........12

Article 13         CLAIMS..................................................12

        13.1  Claims Procedure.............................................12

        13.2  Claims Review Procedure......................................13

Article 14         GENERAL PROVISIONS......................................13

        14.1  Withholding Taxes............................................13

        14.2  Assignability and Transferability............................13

        14.3  Funding......................................................14

        14.4  No Right, Title, or Interest in Company Assets...............14

        14.5  No Right to Continued Employment.............................14

        14.6  Governing Law................................................14

Article 15         AMENDMENT AND TERMINATION...............................15

        15.1  Right to Amend, Suspend or Terminate.........................15

        15.2  Termination..................................................15

        15.3  No Impairment................................................15

                            MILLENNIUM CHEMICALS INC.
                       EXECUTIVE LONG TERM INCENTIVE PLAN


                                    ARTICLE 1
                                     PURPOSE

          The purpose of this Millennium Chemicals Inc. Executive Long Term Incentive Plan (the "Plan") is to attract, retain and motivate certain key employees of Millennium Chemicals Inc. (together with its successors, the "Company") and its subsidiaries in order to increase the profitability of the Company and its affiliates. The Plan shall be effective as of January 1, 2000 and shall continue unless terminated by the Company.

                                    ARTICLE 2
                                   DEFINITIONS

          In addition to the terms specifically defined elsewhere in the Plan, the following terms shall have the respective meanings indicated (unless the context indicates otherwise):

          "Account" means the bookkeeping account established under Article 5.

          "Affiliate" means any corporation, partnership, limited liability company or other business entity in respect of which the Company owns, directly or indirectly, the outstanding securities or other ownership interests representing fifty percent (50%) or more of the combined voting power, equity or capital interests of such entity.

          "Annual Plan" means the Millennium Chemicals Inc. Annual Performance Incentive Plan, the Millennium Chemicals Inc. Omnibus Incentive Plan or any successor plan pursuant to which annual incentive bonus awards are granted generally to key executives of the Company and its subsidiaries.

          "Award" means, collectively, any EVA'r'-based Award and TSR-based Award allocated to a participant's Account.

          "Award Year" means the Plan Year with respect to which an Award is allocated to a participant's Account.

          "Board of Directors" means the Board of Directors of the Company.

          "Cause" means, with respect to a participant's termination of employment with the Employer:

          (a) in the case where there is no employment agreement, change in control agreement or similar agreement in effect between the Employer and the participant immediately prior to such termination of employment, or where there is an employment agreement, change in control agreement or similar agreement in effect immediately prior to such termination of employment but such agreement either does not define cause (or words of like import) or a cause termination would not be permitted under such agreement at that time because other conditions were not satisfied, termination due to a participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for the Employer; or

          (b) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Employer and the participant immediately prior to such termination of employment that defines cause (or words of like import) and a cause termination would be permitted under such agreement at that time, termination that is or would be deemed to be for cause (or words of like import) as defined under such agreement; provided, that with regard to any agreement that conditions cause on occurrence of a change in control, such definition shall not apply until a change in control actually takes place and then only with regard to a termination on or after such change in control or a termination within six months prior thereto.

          "Change in Control" means the first of any of the following to occur with respect to the Company:

          (a) any "person" as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

          (b) during any period of two consecutive years (not including any period prior to October 1, 1996), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), or (d) of this paragraph or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the

               1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

          (c) the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or the closing of the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to one or more Subsidiaries (as defined below) of the Company or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or disposition. "Subsidiary" has the meaning set forth in
               Section 424(f) of the Code, as amended or superseded, and the term shall also include any partnership, limited liability company or other business entity if the Company owns, directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity. Notwithstanding any of the foregoing, the formation of Equistar Chemicals, LP ("Equistar") and the contribution of assets by Millennium Petrochemicals Inc. to Equistar on December 1, 1997 shall not constitute a Change in Control, and the sale or disposition of all or any part of the Company's interests in Equistar shall not constitute a Change in Control.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Compensation Committee of the Board of Directors or such other committee as may be appointed by the Board of Directors. Unless the Board of Directors determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as (a) a "non-employee director" within the meaning of Rule 16b-3(b)(3) (or any rule which amends or supersedes such rule) under the 1934 Act and (b) an "outside director" within the meaning of Section 162(m) of the Code.

          "Common Stock" means the common stock, $.01 par value, of the Company, subject to adjustment as provided in Article 11.

          "Employer" means the Company, Millennium America Holdings Inc., Millennium Inorganic Chemicals Inc., Millennium Petrochemicals Inc., Millennium Specialty Chemicals Inc. and any other Affiliate authorized by the Board of Directors to participate in the Plan, and any successor thereto.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EVA'r'" means, with respect to any Plan Year, the positive or negative value determined by net operating profits after taxes over charge for capital, or any other financial measure, as determined by the Committee in its sole discretion. (EVA'r' is a registered trademark of Stern Stewart & Co.)

          "Fair Market Value" means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the closing price reported for a share of Common Stock on the applicable date (a) as reported by the principal national securities exchange in the United States on which it is then traded, or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers.

          "Good Reason" means, with respect to a participant's termination of employment with the Employer:

          (a) in the case where there is no employment agreement, change in control agreement or similar agreement in effect between the Employer and the participant immediately prior to such termination of employment, or where there is an employment agreement, change in control agreement or similar agreement in effect immediately prior to such termination of employment but such agreement either does not define good reason (or words of like import) or a good reason termination would not be permitted under such agreement at that time because other conditions were not satisfied, a voluntary termination due to a reduction by the

               Employer in the participant's base salary or "Individual Target Award" as defined in the Annual Plan (without the participant's written consent), other than a reduction which is part of a general cost reduction program affecting similarly situated employees of the Employer and which does not exceed twenty percent (20%) of the participant's base salary in the aggregate; or

          (b) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Employer and the participant immediately prior to such termination of employment that defines good reason (or words of like import) and a good reason termination would be permitted under such agreement at that time, termination that is or would be deemed to be for good reason (or words of like import) as defined under such agreement; provided, that with regard to any agreement that conditions good reason on occurrence of a change in control, such definition shall not apply until a change in control actually takes place and then only with regard to a termination on or after such change in control or a termination within six months prior thereto.

          "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Performance Award Date" means the date which is as soon as reasonably practicable following the date upon which annual incentive bonus awards generally are paid to executives under the Annual Plan (or, if bonuses are not generally paid or earned in such year, the date that bonuses would have been paid if bonuses were earned.).

          "Performance Cycle" means the period of three (3) consecutive Plan Years ending on the last day of the Plan Year that occurs in the second Plan Year following the end of the Award Year.

          "Performance Goal" means the objective performance goal, formula or standard in respect of a Plan Year established by the Committee pursuant to the Annual Plan which may incorporate (to the extent permitted under Section 162(m) of the Code) provisions for disregarding or adjusting for changes in accounting methods, corporate transactions (including but not limited to dispositions and acquisitions) and other similar types of events or circumstances, and which shall be based on one or more of the following criteria applicable to the Company, any of its Affiliates, and any of their respective business units: (i) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits; (ii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iii) the achievement of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (iv) the attainment of a specified percentage increase in earnings per share; (v) the attainment of certain target levels of, or a specified percentage increase in, revenues, net income or earnings before income tax; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders' equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Common Stock of the Company; and (x) the growth in the value of an investment in the Common Stock of the Company assuming the reinvestment of dividends.

          "Plan Year" means the calendar year.

          "Total and permanent disability", with respect to a participant, has the same meaning that such term (or similar term) has under the Employer's long term disability plan applicable to such participant.

          "Total Shareholder Return" means, with respect to the Company or a member of the Peer Group, as the case may be, the average of all the "Quarterly Returns" (as defined below) of the shares of common stock of the Company or the Peer Group member, as the case may be, in any given Performance Cycle. "Quarterly Return" means the price appreciation (or depreciation, as the case may be), including assumed dividend investment, in the shares of common stock of the Company or a Peer Group member, as the case may be, in any given calendar quarter, based on the Fair Market Value of such stock on the last trading day of such quarter plus the assumed reinvestment of all dividends paid on such stock during such quarter, compared to the Fair Market Value of such stock on the last trading day of the prior calendar quarter, and expressed as a percentage of the Fair Market Value of such stock on the last trading day of such prior quarter.

          "Trustee" means the corporate trustee appointed from time to time by the Company to administer the Millennium America Holdings Inc. Long Term Incentive Plan and Executive Long Term Incentive Plan Trust established in connection with the Plan.

          "Vesting Date" means the EVA'r' Vesting Date and/or the TSR Vesting Date as the context requires.

                                    ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION

          Participation in the Plan in respect of each Plan Year shall be determined by the Committee in its sole discretion. Eligibility for participation in the Plan shall be limited to any individual who is employed by an Employer as a Vice President or other key management employee. The adoption of the Plan shall not be deemed to give any person a right to participate herein. Participation in the Plan in respect of any Plan Year shall not be deemed to give any person a right to participate in the Plan in any other Plan Year.

                                    ARTICLE 4
                                  TARGET AWARDS

          With respect to each Plan Year, the Committee shall establish in writing the LTIP Reference Percentage and Target Award for each participant or class of participants.

          (a) "LTIP Reference Percentage" means a percentage established by the Committee in accordance with this Article 4.

          (b) "Target Award" means an amount equal to the LTIP Reference Percentage multiplied by a participant's base salary at the end of the relevant Plan Year.

                                    ARTICLE 5
                                     ACCOUNT

          The Company shall maintain, on behalf of each participant, an Account to which is allocated all Awards and Dividend Reinvestment Returns thereon and from which is debited all distributions of Awards and Dividend Reinvestment Returns thereon and all forfeitures under the Plan.

                                    ARTICLE 6
                               EVA'r'-BASED AWARD

          6.1 EVA'r' Target Award. Fifty percent (50%) of the Target Award in respect of a participant for a Plan Year shall be deemed the "EVA'r' Target Award".

          6.2 Performance Goals. With respect to each Plan Year, the Committee shall establish in writing the Performance Goal for each participant or class of participants. The Committee shall prescribe a formula to determine the percentage (which may be no greater than 200%) of the EVA'r' Target Award to be allocated based upon the degree of attainment of the Performance Goals with respect to such Plan Year. The Committee shall specify the minimum Performance Goals which shall be attained before any EVA'r'-based Award may be allocated with respect to such Plan Year.

          6.3 Establishment of Requirements. With respect to each Plan Year, the Committee's establishment of the LTIP Reference Percentage, Target Award, Performance Goals, and the formula to determine the percentage of the EVA'r' Target Award to be allocated based upon the degree of attainment of the Performance Goals shall be made no later than March 31 of each Plan Year (or such later date as permitted by the Committee) and, after such establishment, the Committee shall not increase the amount of the EVA'r'-based Award allocable under this Article 6 that would otherwise be due upon the attainment of the Performance Goals for such Plan Year.

          6.4 Committee Certification. As soon as administratively practicable following the end of each Plan Year, the Committee shall determine in its sole discretion whether the minimum Performance Goals in respect of each participant or class of participants have been attained and, if so attained, shall certify the degree of such attainment in writing.

          6.5 EVA'r'-based Award. The "EVA'r'-based Award" in respect of a participant for a Plan Year shall be equal to a percentage (up to 200%) of such participant's EVA'r' Target Award based upon the degree of attainment of the Performance Goals, as certified by the Committee in writing, for such Plan Year. No EVA'r'-based Award shall be allocated to a participant's Account with respect to any Plan Year unless the minimum Performance Goal for such participant or class of participants is attained for such Plan Year.

          6.6 Allocation of EVA'r'-based Award. The allocation of a participant's EVA'r'-based Award in respect of an Award Year shall be credited in the form of Common Stock to such participant's Account in the Plan Year following the end of the Award Year. Such crediting shall be made on the Performance Award Date. The number of shares of Common Stock allocated pursuant to this Section 6.6 (rounded down to the nearest one-one hundredth of a share) is determined by dividing (a) the participant's EVA'r'-based Award in respect of such Award Year by (b) the average of the Fair Market Value of Common Stock during the first ten (10) trading days of such Award Year.

          6.7 General Requirement of Employment at Year End. Except as otherwise provided in Section 8.1 and Article 9, no EVA'r'-based Award may be allocated to a participant's Account if such participant is not an active employee of an Employer at the end of the Plan Year.

          6.8 Dividends. Whenever the Company shall declare a dividend on its Common Stock, each participant's Account shall be credited with a Dividend Reinvestment Return (as defined below). Such crediting shall be made as soon as reasonably practicable following the record date upon which such dividend otherwise would have been payable (the "Dividend Date"). Dividends shall begin to accrue on a participant's EVA-based Award in respect of an Award Year from the beginning of such Award Year. The "Dividend Reinvestment Return" means the amount of cash that would have been paid (or to the extent the dividend is not paid in cash, the fair market value thereof) to the participant on the total number of shares of Common Stock credited to such participant's account on the Dividend Date; provided, however, that if the Committee specifically determines on or before any Dividend Date that each participant's Account shall be credited with a Dividend Reinvestment Return in the form of Common Stock, then the Dividend Reinvestment Return means, for such applicable dividends, the number of shares of Common Stock (rounded down to the nearest one-one hundredth of a share) determined by dividing (a) the amount of cash that would have been paid (or, to the extent, the dividend is not paid in cash, the fair market value thereof) to the participant on the total number of shares of Common Stock credited to such participant's Account on the Dividend Date by (b) (i) the average of the price paid by the Trustee to purchase shares of Common Stock with respect to all Dividend Reinvestment Returns for such Dividend Date and (ii) to the extent that any portion of such Dividend Reinvestment Return has not been credited in the form of Common Stock through the purchase of such shares by the Trustee by the fifteenth (15) business day of the month following the month in which the Dividend Date occurred as determined on a pro rata basis with respect to all Dividend Reinvestment Returns for such Dividend Date, the average of the Fair Market Value of Common Stock over the thirty-day period following the Dividend Date. In addition, if any foreign tax credit is associated with any dividend credited to any participant's Account, then, subject to applicable tax rules, that participant shall be entitled to such foreign tax credit when and to the extent the related Award and Dividend Reinvestment Return vest and are distributed to the participant, but only to the extent that dividends are actually paid and the foreign tax credit is actually credited to the shares held in the Trust established in connection with this Plan and thereafter distributed to the participant. In the event of any dispute relating to any such foreign tax credit, the Committee shall have the sole discretion to determine all matters relating thereto, including the allocation of any such foreign tax credit.

          6.9 Forfeited Shares. The Committee may, in its sole discretion, use shares of Common Stock credited to a participant's Account and subsequently forfeited pursuant to Section 8.1 to credit all or a portion of any Award and/or Dividend Reinvestment Return pursuant to Sections 6.6 and 6.8. In such case, the price of such forfeited shares shall be deemed the average of the Fair Market Value of Common Stock over the thirty-day period following the Performance Award Date or Dividend Date, as applicable.

          6.10 Vesting. A participant shall fully vest in his or her EVA'r'-based Award allocated in respect of an Award Year and all Dividend Reinvestment Returns in respect thereto on the last day of the Performance Cycle with respect to such Award Year (the "EVA'r' Vesting Date").

          6.11 Distribution. Except as otherwise provided in Article 9, any distribution under the Plan in respect of a Performance Cycle during which an EVA'r'-based Award vests shall be made in the Plan Year following the Vesting Date. Such distribution shall be made in shares of Common Stock attributable to such award as soon as reasonably practicable following the Performance Award Date in such Plan Year.

                                    ARTICLE 7
                                 TSR-BASED AWARD

          7.1 Allocation of TSR-based Award. Fifty percent (50%) of the Target Award in respect of a participant for a Plan Year shall be deemed the "TSR-based Award" and shall be allocated to such participant's Account with respect to such Plan Year. No interest shall accrue on the amount of any TSR-based Award so allocated pursuant to this Section 7.1.

          7.2 General Requirement of Employment at Year End. Except as otherwise provided in Section 8.1 and Article 9, no TSR-based Award may be allocated to a participant's Account if such participant is not an active employee of an Employer at the end of the Plan Year.

          7.3 Vesting. Following the end of the Performance Cycle with respect to which a TSR-based Award has been allocated, the Committee shall determine the Company's

Total Shareholder Return for such Performance Cycle. With respect to such Performance Cycle, the Committee shall determine the entities, other than the Company, which are included in the S&P Chemical Composite Index at the beginning of such Performance Cycle and at the end of such Performance Cycle (the "Peer Group") as well as the Total Shareholder Return for each member of the Peer Group. The Committee shall rank the members of the Peer Group on the basis of its Total Shareholder Return and divide such rankings into quintiles, with the fifth quintile consisting of the twenty percent (20%) of the Peer Group with the highest Total Shareholder Return. The Committee shall compare the Company's Total Shareholder Return to the Peer Group's Total Shareholder Return as ranked and determine the quintile in which the Company's Total Shareholder Return falls. A participant shall vest in a percentage of his or her TSR-based Award allocated in respect of such Performance Cycle on the last day of such Performance Cycle ( "TSR Vesting Date") based on the quintile in which the Company's Total Shareholder Return falls:

           Rank                      Vested Percentage  of TSR-based Award
     ---------------------------------------------------------------------
           First Quintile                            0%
           Second Quintile                          50%
           Third Quintile                          100%
           Fourth Quintile                         150%
           Fifth Quintile                          200%

If the Peer Group is not divisible by five (5) in respect of a Performance Cycle, the determination of the vested percentage of a participant's TSR-based Award shall be determined in the sole discretion of the Committee.

          7.4 Committee Certification. As soon as administratively practicable following the end of each Performance Cycle (provided that the TSR-based Award in respect of such Performance Cycle has not earlier vested or been forfeited), the Committee shall determine in its sole discretion the vested percentage, if any, has been achieved in such Performance Cycle and, if so attained, shall certify such percentage in writing.

          7.5 Distribution. Except as otherwise provided in Article 9, any distribution under the Plan in respect of a Performance Cycle during which a percentage of the TSR-based Award vests shall be made in the Plan Year following the Vesting Date. Such distribution shall be made in cash as soon as reasonably practicable following the Performance Award Date in such Plan Year.

                                    ARTICLE 8
                            TERMINATION OF EMPLOYMENT

          8.1 Termination of Employment. Except as otherwise provided in Article 9, a participant forfeits any Award allocated to his or her Account in respect of an Award Year and any Dividend Reinvestment Return in respect thereto in the event such participant terminates employment with respect to all Employers prior to the Vesting Date with respect to such Award; provided, however, that a participant whose employment is terminated after the end of such Award Year and prior to such Vesting

Date (a) as a result of such participant's death or total and permanent disability, (b) on or after attaining age 50 with at least 15 years of service, or on or after attaining 55 with at least 10 years of service, with one or more Employers and their Affiliates and predecessors thereof (or such other age and/or service requirements as the Committee in its sole discretion determines),
(c) under such other circumstances that the Committee in its sole discretion deems appropriate, (d) by all Employers other than for Cause, except as provided in Section 14.2(b), or (e) by such participant for Good Reason, shall continue to participate in the Plan subject to its terms; and, provided, further, that a participant whose employment is terminated on or before the end of such Award Year for any of the reasons specified in clauses (a) through (e) above shall continue to participate in the Plan, subject to its terms, with respect to an allocated pro-rata portion of such Award based on the number of full and partial months of service in such Award Year prior to such termination.

          8.2 Certain Former Participants. For purposes of the Plan, the term "participant" shall include an individual (a) with respect to whom any Award has been allocated but not yet vested or forfeited and (b) whose employment was terminated with respect to all Employers prior to the Vesting Date with respect to any Award but who is entitled to continue to participate in the Plan pursuant to Section 8.1, above.

                                    ARTICLE 9
                                CHANGE IN CONTROL

          In the event of a Change in Control of the Company, (a) the Target Award with respect to the Plan Year in which the Change in Control of the Company occurs shall immediately be allocated to the participant's Account, (b) all Awards and all Dividend Reinvestment Returns in respect thereto allocated to a participant's Account shall immediately vest, and (c) all such Awards and all Dividend Reinvestment Returns in respect thereto shall be distributed, either in shares of Common Stock or cash, as determined in the Committee's sole discretion, to the participant as soon as practicable after a Change in Control of the Company.

                                   ARTICLE 10
                               MANDATORY DEFERRALS

          Notwithstanding Sections 6.11 and 7.5 and subject to Article 9, the Committee may require a participant to defer all or a portion of any payment from his or her Account in any case where the Company anticipates that such payment or portion thereof would be nondeductible pursuant to Section 162(m) of the Code (the "Deferred Amount"). In such case, interest shall accrue on the Deferred Amount from February 15 of the Plan Year in which it otherwise became due until the date of payment at an annual rate equal to the base commercial lending rate announced by Chase Manhattan Bank in effect from time to time during the period of such deferral.



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

                                   ARTICLE 11
                                   ADJUSTMENTS

          Subject to Article 9, in the event there is any change in the Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or cash dividends to stockholders of the Company (an "Adjustment Event"), the number of shares of Common Stock credited to a participant's Account shall be appropriately adjusted (rounded down to the nearest one hundredth of a share) by the Committee in its sole judgment so as to give appropriate effect to such Adjustment Event such that the participant's Account reflects the same equity percentage in the Company after such Adjustment Event as was the case before such Adjustment Event.

                                   ARTICLE 12
                                 ADMINISTRATION

          12.1 Responsibility. The Committee shall be the administrator of the Plan. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms and shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.

          12.2 Delegation of Authority. The Committee may delegate in writing to one or more of its members, or to one or more agents, such administrative duties and powers, including any duty or power under Articles 3 through 7, as it may deem advisable. In addition, the Committee or any such delegate may employ one or more persons to render advice with respect to any responsibility the Committee or such delegate may have under the Plan. The Committee or any such delegate may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Notwithstanding the foregoing, the Committee may not delegate any duties if such delegation would be in contravention of Rule 16b-3 or other applicable rules under Section 16(b) of the 1934 Act.

          12.3 Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee in good faith shall be binding and conclusive on all Participants and their heirs, successors and legal representatives.

                                   ARTICLE 13
                                     CLAIMS

          13.1 Claims Procedure. If any participant or his or her designated beneficiary has a claim for amounts which are not being paid, such claimant may file with the Committee a written claim, in such form as is provided or approved by the Committee, setting forth the amount and nature of the claim, supporting facts, and the claimant's address. The Committee shall notify each claimant of its decision in writing by registered or certified mail within ninety (90) days after its receipt of a claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the


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


claimant prior to the termination of the initial ninety (90) day period, which notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred eighty (180) days after the date on which the claim was filed). If a claim is denied, the written notice of denial shall set forth the reasons for such denial, refer to pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to realize the claim, and explain the claim review procedure under the Plan.

          13.2 Claims Review Procedure. A claimant whose claim has been denied or such claimant's duly authorized representative may file, within sixty (60) days after notice of such denial is received by the claimant, a written request for review of such claim by the Committee. If a request is so filed, the Committee shall review the claim and notify the claimant in writing of its decision within sixty (60) days after receipt of such request. In special circumstances, the Committee may extend for up to sixty (60) additional days the deadline for its decision. The notice of the final decision of the Committee shall include the reasons for its decision and specific references to the provisions of the Plan on which the decision is based. The decision of the Committee shall be final and binding on all parties.

                                   ARTICLE 14
                               GENERAL PROVISIONS

          14.1 Withholding Taxes. By participation in the Plan, each participant shall be deemed to (a) agree to reimburse the Employer for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted by such entity in respect of the payment of any amounts hereunder, and (b) authorize the Employer to withhold the amount from any Award paid or payable to the participant or on the participant's behalf, including, with respect to an EVA'r'-based Award, by selling sufficient shares of Common Stock attributable to such award at such price(s) and on such terms as the Committee in its sole discretion may determine, and to repurchase shares at Fair Market Value of Common Stock, an amount sufficient to discharge such taxes and which otherwise has not been reimbursed by the participant, in respect of the payment of any amounts hereunder.

          14.2 Assignability and Transferability.

               (a) No interest in the Plan shall be assignable or transferable by a participant other than by will or the laws of descent and distribution. Any purported assignment or transfer of an interest in the Plan to a creditor of a participant shall be null and void, and such interest may be forfeited at the discretion of the Committee.

               (b) The Company may assign its obligations under the Plan with respect to participants whose employment is terminated and who are employed by a successor entity, provided that such successor entity agrees to assume such obligations with respect to such participants.


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


          14.3 Funding.

               (a) The Company shall make no provision for the funding of any Accounts payable under the Plan that would cause the Plan to be a funded plan for purposes of Section 404(a)(5) of the Code or Title I of ERISA, or would cause the Plan to be other than an "unfunded and unsecured promise to pay money or other property in the future" under Treasury Regulationsss. 'SS'1.83-3(e). Except following a Change in Control, the Company shall have no obligation to make any arrangement for the accumulation of funds to pay any amounts under the Plan. Subject to the preceding sentence, the Company, in its sole discretion, may establish one or more grantor trusts described in subpart E, part I, subchapter J, chapter 1, subtitle A of the Code to accumulate shares of Common Stock or other amounts to pay amounts under the Plan, provided that the assets of such trusts shall be required to be used to satisfy the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency.

               (b) In the event that the Company shall decide to establish an advance accrual reserve on its books against the future expense of payments under the Accounts, such reserve shall not under any circumstances be deemed any asset of the Plan but, at all times, shall remain a part of the general assets of the Company subject to the claims of the Company's general creditors.

          14.4 No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, including any grantor trust described in Section 14.3(a). The Plan is not intended to be subject to ERISA.

          14.5 No Right to Continued Employment. The participant's rights, if any, to continue in the employ of the Employer shall not be enlarged or otherwise affected by his or her participation in the Plan, and the Employer reserves the right to terminate the employment of any participant at any time, subject to any limitations or procedures as may be set forth in a separate employment or retention agreement between the Employer and such participant.

          14.6 Governing Law. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the


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


laws of the State of New Jersey without reference to principles of conflict of laws, except as superseded by applicable federal law.

                                   ARTICLE 15
                            AMENDMENT AND TERMINATION

          15.1 Right to Amend, Suspend or Terminate. The Board of Directors may amend, suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this shall impair any rights or benefits which theretofore vested hereunder without the written consent of the affected participants.

          15.2 Termination. Upon a termination of the Plan, the Committee may, but is not required to, pay out the Target Awards or unvested Awards allocated to a participant's Account, either in whole or in part, under the Plan.

          15.3 No Impairment. The following events shall not constitute an impairment of any rights or benefits under the Plan: (a) any forfeiture of unvested Awards allocated to a participant's Account upon an amendment, suspension or termination of the Plan or (b) any amendment of the term "Change in Control," provided that such amendment shall not be effective for at least six (6) months following its adoption.


                                       15